ACKNOWLEDGMENT AND AGREEMENT REGARDING SECURITY INTEREST


          ACKNOWLEDGMENT   AND   AGREEMENT   REGARDING   SECURITY
INTEREST  dated  as  of  January 15,  1999  by  J.  Edgar  Monroe
Foundation (1976) (the "Foundation").

          1. This Agreement is being executed and delivered in connection with the sale and purchase of up to an aggregate of 62 units (the "Units"), each Unit being comprised of (a) $100,000 in principal amount of a promissory note of XCL Land, Ltd. ("Note") and (b) 21,705 warrants ("Warrants") to purchase 21,705 shares of XCL Ltd.'s common stock, par value $.01 per share ("Common Stock") (issuable in one or more tranches) offered by XCL Land, Ltd. and XCL Ltd. to a limited number of qualified investors (the "Offering"). Half Units may be purchased pursuant to the Offering.

          2. Pursuant to Subscription Agreements dated as of November 6, 1998 by and between XCL Land, Ltd., XCL Ltd. and the Foundation, Estate of J. Edgar Monroe (the "Estate") and Construction Specialists, Inc. d/b/a Con-Spec., Inc.
("Contractor") (collectively, the "November 1998 Subscription Agreements"), the Foundation subscribed for and received one (1) Unit and the Estate and Construction each subscribed for and received seven (7) Units (the "Initial Units"). Pursuant to the November 1998 Subscription Agreements, the Units had an exercise price for the Warrants of $3.50 per share. Pursuant to that certain Warrant Amendment Agreement by and among XCL Ltd., the Estate, Foundation and Construction dated of even date herewith (the "Warrant Amendment"), XCL Ltd. has agreed, in connection with the subscription for an additional 2.5 Units by each of the Estate and Construction on the date hereof, to reduce the exercise price of the warrants issued as part of the Initial Units to $2.00 per share.

          3. In consideration of XCL Ltd.'s execution of the Warrant Amendment to amend the Warrants issued to the Foundation as part of the Initial Units even though the Foundation is not subscribing for any additional Units at this time, the Foundation hereby acknowledges that pursuant to the Security Agreements granted in its favor in connection with the November 1998 Subscription Agreements, each of XCL Land, Ltd. ("XCL Land") and The Exploration Company of Louisiana, Inc. ("TECLI") granted a security interest in favor of the Foundation in and to 3.2258% of each entity's partnership interest in L.M. Holding Associates, L.P. ("L.M. Holding"). It was the intention of the parties that those persons or entities providing new funds to XCL Land on or after November 6, 1998, up to the aggregate outstanding principal amount of $6,200,000 (the "New Funds") would hold security interests in 100% of the partnership interest of XCL Land and
TECLI in L.M. Holding, such security interests to be allocated pro rata among the providers of New Funds. The Foundation further acknowledges that its security interest will change from time to time as it or others purchase additional Units or provide other New Funds (but only up to $6,200,000 principal outstanding) to XCL Land. The Foundation acknowledges and agrees that through March 19, 1999, a total of 22 Units are outstanding and $100,000 in New Funds other than those provided in connection with the sale of such Units have been provided to XCL Land; as of such date, the Foundation has a security interest in that percentage of the partnership interests in L.M. Holding that is equal to the percentage of the New Funds actually advanced at this time ($2,300,000) that the Foundation's aggregate Unit purchase price of $100,000 represents; and in the event that additional Units are sold or additional New Funds are provided to XCL Land by persons other than the Foundation and secured by partnership interests in L.M. Holding, the Foundation will immediately upon demand by XCL Land execute (one or more times, as appropriate) amendments to each of the Security Agreements releasing a percentage of the partnership interest of L.M. Holding in which it has a security interest sufficient to allocate the security interests in the partnership interest of L.M. Holding among the Unit holders or other providers of New Funds on a proportionate basis (provided that no reduction in such security interest need be made with respect to amounts of New Funds in excess of an aggregate outstanding principal amount of $6,200,000).

           IN WITNESS WHEREOF, the Foundation has executed this Agreement effective on the date first above written.

                              J. EDGAR MONROE FOUNDATION (1976)


                              By:________________________________
                                 Robert J. Monroe, President





STATE OF LOUISIANA

PARISH OF ORLEANS



          On this _____ day of January, 1999, before me, the undersigned, a Notary Public of said State, duly commissioned and sworn, personally appeared ROBERT J. MONROE, known to me to be the President of the corporation that executed the within instrument, and acknowledged to me that the said corporation executed the same.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                              ___________________________________
                                        NOTARY PUBLIC